Exhibit 99.1

Motorola Solutions Reports Second-Quarter Results

Company Raises Full Year Outlook

•	Announces $0.22 per share quarterly cash dividend

•	Board of directors authorizes up to $2.0 billion share repurchase program through 2012

•	Ended quarter with total cash* of $6.7 billion

•	Sales of $2.1 billion, up 6 percent from second-quarter 2010

•	Government sales of $1.3 billion, up 4 percent from second-quarter 2010

•	Enterprise sales of $747 million, up 11 percent from second-quarter 2010

(In millions, except earnings per share)	Q2 2011	Q2 2010	Change
Total sales	$2,055	$1,936	6%
GAAP operating earnings	$170	$161	6%
Non-GAAP operating earnings	$315	$267	18%
GAAP EPS from continuing operations**	$0.17	$0.01	1600%
Non-GAAP*** EPS from continuing operations**	$0.57	$0.37	54%

SCHAUMBURG, Ill. – July 28, 2011 – Motorola Solutions, Inc. (NYSE: MSI) announced today its second-quarter 2011 results highlighted by sales of $2.1 billion, up 6 percent from the second quarter of 2010 and driven by solid demand across both its Government and Enterprise segments.

In addition, the company announced today that its board of directors has authorized the initiation of a regular quarterly dividend of $0.22 per outstanding share of the company’s common stock. The first dividend will be payable on Oct. 14, 2011, to shareholders of record at the close of business on Sept. 15, 2011. As part of a broader return of capital plan, the company’s board has authorized a share repurchase program of up to $2.0 billion through the end of 2012. The company may repurchase shares from time to time in the open market or in other privately negotiated transactions, subject to market conditions.

Greg Brown, chairman and CEO of Motorola Solutions, said: “Our solid revenue growth and improved operating leverage further demonstrate the strength of our business. Based on this performance, we have raised our full year outlook. Additionally, the dividend and share repurchase program reinforce our commitment to return capital to shareholders while maintaining strategic flexibility.”

GAAP operating earnings in the second quarter of 2011 were $170 million or 8 percent of sales, compared to $161 million or 8 percent of sales in the second quarter of 2010. GAAP earnings per share from continuing operations** were $0.17, compared to $0.01 in the second quarter of 2010.

Non-GAAP*** operating earnings in the second quarter of 2011 were $315 million or 15 percent of sales, compared to $267 million or 14 percent of sales in the second quarter of 2010. Non-GAAP earnings per share from continuing operations were $0.57, compared to $0.37 in the second quarter of 2010. Non-GAAP financial information excludes after-tax benefits of approximately $0.40 per diluted share related to stock-based compensation expense, intangible assets amortization expense and highlighted items. Details on these Non-GAAP adjustments and the use of Non-GAAP measures are included later in this press release.

During the second quarter of 2011, the company generated $102 million in operating cash flow from continuing operations. The company also retired $540 million in debt and ended the quarter with total cash* of $6.7 billion.

Government segment sales were $1.3 billion, up 4 percent from the year-ago quarter. GAAP operating earnings were $111 million or 8 percent of sales compared to $117 million or 9 percent of sales in the year-ago quarter. Non-GAAP operating earnings were $174 million or 13 percent of sales compared to $158 million or 13 percent of sales in the year-ago quarter.

Government highlights:

•	Received $56 million award to implement a 700 MHz LTE Broadband Data System for the Mississippi Wireless Communication Commission

•	Secured multi-million dollar public safety contracts in Bucks County, Pennsylvania; Fort Worth, Texas; Lower Saxony, Germany and Shenzhen, China

•

Recognized for APX 7000XE P25 portable radio product design with Gold International Design Excellence Award (IDEA®), which fosters understanding of the impact of design excellence on the quality of life and the economy

Enterprise segment sales were $747 million, up 11 percent from the year-ago quarter. GAAP operating earnings were $59 million or 8 percent of sales compared to $44 million or 7 percent of sales in the year-ago quarter. Non-GAAP operating earnings were $141 million or 19 percent of sales compared to $109 million or 16 percent of sales in the year-ago quarter.

Enterprise highlights:

•

Continued strong growth in the regions and vertical markets, especially in retail with major mobile computing contracts such as Macy’s in North America, a leading Russian retailer, a major supermarket in the Netherlands and two major retailers in France

•	Received “Strong Positive” rating in Gartner’s Rugged Handheld Computer MarketScope†

•

Expanded and scaled WiNG 5 wireless LAN portfolio by introducing a powerful NOC controller and high-performance 802.11n access points that help enterprise and government customers support rapid growth of wireless devices and multimedia applications in their organizations

Results from Discontinued Operations

Second-quarter net earnings from discontinued operations were $291 million, which substantially relate to operations of the Networks business that Motorola Solutions sold to Nokia Siemens Networks on April 29, 2011 for net cash proceeds in excess of $1 billion.

Third-Quarter and Full Year 2011 Outlook

The company expects to see growth across both government and enterprise segments. Third-quarter sales are expected to grow between 7 and 8 percent over the third quarter of 2010 with EPS from continuing operations of $0.56 to $0.61. This outlook excludes stock-based compensation expense, intangible assets amortization expense and charges associated with items of the variety typically highlighted by the company in its quarterly earnings releases. The company now expects full-year revenue growth of 5.5 to 6 percent with operating earnings of approximately 16.5 percent of sales.

Consolidated GAAP Results

A comparison of results from operations is as follows:

	Second Quarter
(In millions, except per share amounts)	2011	2010
Net sales	$2,055	$1,936
Gross margin	1,039	965
Operating earnings	170	161
Earnings from continuing operations**	58	3
Net earnings **	349	162

Diluted earnings per common share from continuing operations: **	$0.17	$0.01

Weighted average diluted common shares outstanding	348.5	337.9

Highlighted Items, Stock-Based Compensation Expense and Intangible Assets Amortization Expense

The table below includes highlighted items, stock-based compensation expense and intangible assets amortization expense for the second quarter of 2011.

(per diluted common share)	Second Quarter 2011

GAAP Earnings per Common Share	$0.17

Highlighted Items:
Debt extinguishment loss	0.14
Reorganization of business charges	0.04
Legal matters, net	0.08
Pension plan adjustments, net	(0.03)

Total Highlighted Items	0.23

Stock-based compensation expense	0.08
Intangible assets amortization expense	0.09

Stock-Based Compensation Expense and Intangible Assets Amortization Expense	0.17

Total Non-GAAP Adjustments	0.40

Non-GAAP Earnings per Common Share	$0.57

Conference Call and Webcast

Motorola Solutions will host its quarterly conference call beginning at 7 a.m. U.S. Central Daylight Time (8 a.m. U.S. Eastern Daylight Time) on Thursday, July 28. The conference call will be webcast live with audio and slides at www.motorolasolutions.com/investor.

Use of Non-GAAP Financial Information

In addition to the GAAP results included in this presentation, Motorola Solutions also has included non-GAAP measurements of results. We have provided these non-GAAP measurements to help investors better understand our core operating performance, enhance comparisons of core operating performance from period to period and allow better comparisons of operating performance to our competitors. Among other things, management uses these operating results, excluding the identified items, to evaluate performance of the businesses and to evaluate results relative to certain incentive compensation targets. Management uses operating results excluding these items because it believes this measurement enables it to make better period-to-period evaluations of the financial performance of core business operations. The non-GAAP measurements are intended only as a supplement to the comparable GAAP measurements and the company compensates for the limitations inherent in the use of non-GAAP measurements by using GAAP measures in conjunction with the non-GAAP measurements. As a result, investors should consider these non-GAAP measurements in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with GAAP.

Highlighted items: The company has excluded the effects of highlighted items (and any reversals of highlighted items recorded in prior periods) from its non-GAAP operating expenses and net income measurements because the company believes that these historical items do not reflect expected future operating earnings or expenses and do not contribute to a meaningful evaluation of the company’s current operating performance or comparisons to the company’s past operating performance.

Stock-based compensation expense: The company has excluded stock-based compensation expense from its non-GAAP operating expenses and net income measurements. Although stock-based compensation is a key incentive offered to our employees and the company believes such compensation contributed to the revenue earned during the periods presented and also believes it will contribute to the generation of future period revenues, the company continues to evaluate its performance excluding stock-based compensation expense primarily because it represents a significant non-cash expense. Stock-based compensation expense will recur in future periods.

Intangible assets amortization expense: The company has excluded intangible assets amortization expense from its non-GAAP operating expenses and net income measurements, primarily because it represents a significant non-cash expense and because the company evaluates its performance excluding intangible assets amortization expense. Amortization of intangible assets is consistent in amount and frequency but is significantly affected by the timing and size of the company’s acquisitions. Investors should note that the use of intangible assets contributed to the company’s revenues earned during the periods presented and will contribute to the company’s future period revenues as well. Intangible assets amortization expense will recur in future periods.

Details of the above items and reconciliations of the non-GAAP measurements to the corresponding GAAP measurements can be found at the end of this press release.

Business Risks

This press release contains “forward-looking statements” within the meaning of applicable federal securities law. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and generally include words such as “believes,” “expects,” “intends,” “anticipates,” “estimates” and similar expressions. We can give no assurance that any future results or events discussed in these statements will be achieved. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. Readers are cautioned that such forward-looking statements are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from the statements contained in this release. Such forward-looking statements include, but are not limited to, the timing and ability to repurchase shares under the share repurchase program, our ability to pay future dividends, and Motorola Solutions’ financial outlook for the third quarter and full year of 2011. Motorola Solutions cautions the reader that the risk factors below, as well as those on pages 12 through 25 in Item 1A of Motorola Solutions, Inc.’s 2010 Annual Report on Form 10-K, on page 46 in Item 1A of Motorola Solutions, Inc.’s First Quarter Quarterly Report on Form 10-Q, and in its other SEC filings available for free on the SEC’s website at www.sec.gov and on Motorola Solutions’ website at www.motorolasolutions.com, could cause Motorola Solutions’ actual results to differ materially from those estimated or predicted in the forward-looking statements. Many of these risks and uncertainties cannot be controlled by Motorola Solutions and factors that may impact forward-looking statements include, but are not limited to: (1) possible negative effects on the company’s business operations, financial performance or assets as a result of the separation into two independent, publicly traded companies, which may include: (i) diminished purchasing leverage and increased exposure to market fluctuations as a result of being a smaller, more focused company, (ii) ongoing obligations relating to certain debt and pension liabilities and certain corporate litigation matters retained by Motorola Solutions after the separation, and (iii) the ownership of certain logos, trademarks, trade names and service marks including “MOTOROLA” by Motorola Mobility Holdings, Inc.; (2) the economic outlook for the government and enterprise communications industries; (3) the level of demand for the company’s products, particularly if businesses and governments defer purchases in response to tighter credit; (4) the company’s ability to introduce new products and technologies in a timely manner; (5) unexpected negative consequences from the company’s restructuring and cost reduction activities; (6) negative impact on the company’s business from global economic conditions, which may include: (i) the inability of customers to obtain financing for purchases of the company’s products; (ii) the viability of the company’s suppliers that may no longer have access to necessary financing; (iii) changes in the value of investments held by the company’s pension plan and other defined benefit plans; (iv) fair and/or actual value of the company’s debt and equity investments differing significantly from the fair values currently assigned to them; (v) counterparty failures negatively impacting the company’s financial position; and (vi) difficulties or increased costs for the company in obtaining financing; (7) the company’s ability to purchase sufficient materials, parts and components to meet customer demand, particularly in light of global economic conditions and recent events in Japan; (8) risks related to dependence on certain key suppliers; (9) the impact on the company’s performance and financial results from strategic acquisitions or divestitures, including those that may occur in the future; (10) risks related to the company’s manufacturing and business operations in foreign countries; (11) the creditworthiness of the company’s customers and distributors, particularly purchasers of large infrastructure systems; (12) risks related to the fact that certain customers require that the company build, own and operate their systems, often over a multi-year period; (13) variability in income received from licensing the company’s intellectual property to others, as well as expenses incurred when the company licenses intellectual property from others; (14) unexpected liabilities or expenses, including unfavorable outcomes to any pending or future litigation or regulatory or similar proceedings; (15) the impact of foreign currency fluctuations, including the negative impact of a strengthening U.S. dollar on the company when competing for business in foreign markets; (16) the impact of the increased percentage of cash and cash equivalents held outside of the United States; (17) the ability of the company to repurchase shares under its repurchase program due to possible adverse market conditions or adverse impacts on the company’s cash flow; (18) the impact of changes in governmental policies, laws or regulations; (19) the outcome of currently ongoing and future tax matters; and (20) negative consequences from the company’s outsourcing of various activities, including certain manufacturing, information technology and administrative functions. Motorola Solutions undertakes no obligation to publicly update any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.

Definitions

*	Total cash = Cash and cash equivalents + Sigma Fund (current and non-current) and short-term investments
**	Amounts attributable to Motorola Solutions, Inc. common stockholders
***	Non-GAAP financial information excludes from GAAP results the effects of stock-based compensation expense, intangible assets amortization expense and highlighted items
†	Gartner, Inc., MarketScope for the Ruggedized Handheld-Computer Market (Global), Tim Zimmerman, Ken Dulaney, William Clark, March 25, 2011.

About Motorola Solutions

Motorola Solutions is a leading provider of mission-critical communication products and services for enterprise and government customers. Through leading-edge innovation and communications technology, it is a global leader that enables its customers to be their best in the moments that matter. Motorola Solutions trades on the New York Stock Exchange under the ticker “MSI.” To learn more, visit www.motorolasolutions.com. For ongoing news, please visit our media center or subscribe to our news feed.

About Gartner’s MarketScope

The MarketScope is copyrighted 2011 by Gartner, Inc. and is reused with permission. The MarketScope is an evaluation of a marketplace at and for a specific time period. It depicts Gartner’s analysis of how certain vendors measure against criteria for that marketplace, as defined by Gartner. Gartner does not endorse any vendor, product or service depicted in the MarketScope, and does not advise technology users to select only those vendors with the highest rating. Gartner disclaims all warranties, express or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

Media Contacts

Nick Sweers

Motorola Solutions

+1 847-576-2462

nicholas.sweers@motorolasolutions.com

Tama McWhinney

Motorola Solutions

+1 847-538-1865

tama.mcwhinney@motorolasolutions.com

Investor Contacts

Shep Dunlap

Motorola Solutions

+1 847-576-6899

shep.dunlap@motorolasolutions.com

Jason Winkler

Motorola Solutions

+1 847-576-4995

jason.winkler@motorolasolutions.com

MOTOROLA, MOTOROLA SOLUTIONS and the Stylized M Logo are trademarks or registered trademarks of Motorola Trademark Holdings, LLC and are used under license. All other trademarks are the property of their respective owners. ©2011 Motorola Solutions, Inc. All rights reserved.

Motorola Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In millions, except per share amounts)

	Three Months Ended
	July 2, 2011	July 3, 2010
Net sales from products	$1,524	$1,438
Net sales from services	531	498
Net sales	2,055	1,936
Costs of products sales	685	656
Costs of services sales	331	315
Costs of sales	1,016	971
Gross margin	1,039	965
Selling, general and administrative expenses	492	471
Research and development expenditures	271	269
Other charges	56	14
Intangibles amortization	50	50
Operating earnings	170	161
Other income (expense):
Interest expense, net	(21)	(35)
Gain on sales of investments and businesses, net	1	33
Other	(77)	(30)
Total other income (expense)	(97)	(32)
Earnings from continuing operations before income taxes	73	129
Income tax expense	17	122
Earnings from continuing operations	56	7
Earnings from discontinued operations, net of tax	291	159
Net earnings	347	166
Less: Earnings (loss) attributable to noncontrolling interests	(2)	4
Net earnings attributable to Motorola Solutions, Inc.	$349	$162
Amounts attributable to Motorola Solutions, Inc. common shareholders
Earnings from continuing operations, net of tax	$58	$3
Earnings from discontinued operations, net of tax	291	159
Net earnings	$349	$162
Earnings per common share
Basic:
Continuing operations	$0.17	$0.01
Discontinued operations	0.85	0.48
	$1.02	$0.49

Diluted:
Continuing operations	$0.17	$0.01
Discontinued operations	0.83	0.47
	$1.00	$0.48
Weighted average common shares outstanding
Basic	341.2	332.7
Diluted	348.5	337.9

	Percentage of Net Sales*
Net sales from products	74.2%	74.3%
Net sales from services	25.8%	25.7%
Net sales	100%	100%
Costs of products sales	44.9%	45.6%
Costs of services sales	62.3%	63.3%
Costs of sales	49.4%	50.2%

Gross margin	50.6%	49.8%
Selling, general and administrative expenses	23.9%	24.3%
Research and development expenditures	13.2%	13.9%
Other charges	2.7%	0.7%
Intangibles amortization	2.4%	2.6%
Operating earnings	8.3%	8.3%
Other income (expense):
Interest expense, net	-1.0%	-1.8%
Gain on sales of investments and businesses, net	0.0%	1.7%
Other	-3.7%	-1.5%
Total other income (expense)	-4.7%	-1.7%
Earnings from continuing operations before income taxes	3.6%	6.7%
Income tax expense	0.8%	6.3%
Earnings from continuing operations	2.7%	0.4%
Earnings from discontinued operations, net of tax	14.2%	8.2%
Net earnings	16.9%	8.6%
Less: Earnings (loss) attributable to noncontrolling interests	-0.1%	0.2%
Net earnings attributable to Motorola Solutions, Inc.	17.0%	8.4%

* Percentages may not add up due to rounding

Motorola Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In millions, except per share amounts)

	Six Months Ended
	July 2, 2011	July 3, 2010
Net sales from products	$2,948	$2,729
Net sales from services	991	947
Net sales	3,939	3,676
Costs of products sales	1,341	1,250
Costs of services sales	617	608
Costs of sales	1,958	1,858
Gross margin	1,981	1,818
Selling, general and administrative expenses	960	925
Research and development expenditures	520	527
Other charges (income)	61	(16)
Intangibles amortization	100	101
Operating earnings	340	281
Other income (expense):
Interest expense, net	(41)	(68)
Gain on sales of investments and businesses, net	19	40
Other	(72)	(15)
Total other income (expense)	(94)	(43)
Earnings from continuing operations before income taxes	246	238
Income tax expense (benefit)	(169)	135
Earnings from continuing operations	415	103
Earnings from discontinued operations, net of tax	423	131
Net earnings	838	234
Less: Earnings (loss) attributable to noncontrolling interests	(8)	3
Net earnings attributable to Motorola Solutions, Inc.	$846	$231
Amounts attributable to Motorola Solutions, Inc. common shareholders
Earnings from continuing operations, net of tax	$423	$100
Earnings from discontinued operations, net of tax	423	131
Net earnings	$846	$231

Earnings per common share
Basic:
Continuing operations	$1.24	$0.30
Discontinued operations	1.25	0.40
	$2.49	$0.70
Diluted:
Continuing operations	$1.22	$0.30
Discontinued operations	1.22	0.39
	$2.44	$0.69

Weighted average common shares outstanding
Basic	339.3	331.7
Diluted	346.3	336.1

	Percentage of Net Sales*
Net sales from products	74.8%	74.2%
Net sales from services	25.2%	25.8%
Net sales	100%	100%
Costs of products sales	45.5%	45.8%
Costs of services sales	62.3%	64.2%
Costs of sales	49.7%	50.5%

Gross margin	50.3%	49.5%
Selling, general and administrative expenses	24.4%	25.2%
Research and development expenditures	13.2%	14.3%
Other charges (income)	1.5%	-0.4%
Intangibles amortization	2.5%	2.7%
Operating earnings	8.6%	7.6%
Other income (expense):
Interest expense, net	-1.0%	-1.8%
Gain on sales of investments and businesses, net	0.5%	1.1%
Other	-1.8%	-0.4%
Total other income (expense)	-2.4%	-1.2%
Earnings from continuing operations before income taxes	6.2%	6.5%
Income tax expense (benefit)	-4.3%	3.7%
Earnings from continuing operations	10.5%	2.8%
Earnings from discontinued operations, net of tax	10.7%	3.6%
Net earnings	21.3%	6.4%
Less: Earnings (loss) attributable to noncontrolling interests	-0.2%	0.1%
Net earnings attributable to Motorola Solutions, Inc.	21.5%	6.3%

* Percentages may not add up due to rounding

Motorola Solutions, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In millions)

	July 2, 2011	December 31, 2010
Assets
Cash and cash equivalents	$2,203	$4,208
Sigma Fund and short-term investments	4,424	4,655
Accounts receivable, net	1,546	1,547
Inventories, net	522	521
Deferred income taxes	729	871
Other current assets	729	748
Current assets held for disposition	116	4,604
Total current assets	10,269	17,154

Property, plant and equipment, net	899	922
Sigma Fund	28	70
Investments	175	172
Deferred income taxes	2,063	1,920
Goodwill	1,429	1,429
Other assets	641	734
Non-current assets held for disposition	93	3,176
Total assets	$15,597	$25,577

Liabilities and Stockholders’ Equity
Notes payable and current portion of long-term debt	$606	$605
Accounts payable	625	731
Accrued liabilities	2,790	2,574
Current liabilities held for disposition	110	4,800
Total current liabilities	4,131	8,710

Long-term debt	1,548	2,098
Other liabilities	3,015	3,045
Non-current liabilities held for disposition	79	737

Total Motorola Solutions, Inc. stockholders’ equity	6,739	10,885

Noncontrolling interests	85	102

Total liabilities and stockholders’ equity	$15,597	$25,577

Financial Ratios:
Total cash*	$6,655	$8,933
Net cash**	4,501	6,230

*Total	cash = Cash and cash equivalents + Sigma Fund (current and non-current) + Short-term investments
**Net	cash = Total cash - Notes payable and current portion of long-term debt - Long-term debt

Motorola Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In millions)

	Three Months Ended
	July 2, 2011	July 3, 2010
Operating
Net earnings attributable to Motorola Solutions, Inc.	$349	$162
Earnings (loss) attributable to the noncontrolling interests	(2)	4
Net earnings	347	166
Earnings from discontinued operations, net of tax	291	159
Earnings from continuing operations	56	7
Adjustments to reconcile earnings from continuing operations to net cash provided by operating activities:
Depreciation and amortization	90	85
Non-cash other charges (income)	53	(5)
Share-based compensation expense	39	36
Gain on sales of investments and businesses, net	(1)	(33)
Loss from the extinguishment of long-term debt	81	12
Deferred income taxes	104	237
Changes in assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable	(87)	(227)
Inventories	(2)	(21)
Other current assets	22	80
Accounts payable and accrued liabilities	(117)	53
Other assets and liabilities	(136)	(121)
Net cash provided by operating activities from continuing operations	102	103
Investing
Acquisitions and investments, net	(2)	(3)
Proceeds from sales of investments and businesses, net	1,026	221
Capital expenditures	(33)	(37)
Proceeds from sales of property, plant and equipment	3	—
Purchases of Sigma Fund investments, net	(975)	(132)
Proceed from sales (purchases) of short-term investments, net	6	(19)
Net cash provided by investing activities from continuing operations	25	30
Financing
Repayment of short-term borrowings, net	—	(1)
Repayment of debt	(616)	(480)
Issuance of common stock	58	5
Distribution from (to) discontinued operations	(136)	133
Net cash used for financing activities from continuing operations	(694)	(343)
Discontinued Operations
Net cash provided by (used for) operating activities from discontinued operations	(153)	143
Net cash used for investing activities from discontinued operations	(2)	(39)
Net cash provided by (used for) financing activities from discontinued operations	136	(133)
Effect of exchange rate changes on cash and cash equivalents from discontinued operations	19	29
Net cash provided by (used for) financing activities from discontinued operations	—	—
Effect of exchange rate changes on cash and cash equivalents from continuing operations	6	(85)
Net decrease in cash and cash equivalents	(561)	(295)
Cash and cash equivalents, beginning of period	2,764	3,188
Cash and cash equivalents, end of period	$2,203	$2,893

Financial Ratios:
Free cash flow*	$69	$66

  *Free cash flow = Net cash provided by operating activities - Capital expenditures

Motorola Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In millions)

	Six Months Ended
	July 2, 2011	July 3, 2010
Operating
Net earnings attributable to Motorola Solutions, Inc.	$846	$231
Earnings (loss) attributable to the noncontrolling interests	(8)	3
Net earnings	838	234
Earnings from discontinued operations, net of tax	423	131
Earnings from continuing operations	415	103
Adjustments to reconcile earnings from continuing operations to net cash provided by operating activities:
Depreciation and amortization	181	172
Non-cash other charges (income)	45	(37)
Share-based compensation expense	78	69
Gain on sales of investments and businesses, net	(19)	(40)
Loss from the extinguishment of long-term debt	81	12
Deferred income taxes	(10)	255
Changes in assets and liabilities, net of effects of acquisitions and dispositions:
Accounts receivable	88	(32)
Inventories	(12)	(36)
Other current assets	9	10
Accounts payable and accrued liabilities	(338)	(144)
Other assets and liabilities	(185)	(170)
Net cash provided by operating activities from continuing operations	333	162
Investing
Acquisitions and investments, net	(2)	(6)
Proceeds from sales of investments and businesses, net	1,078	239
Capital expenditures	(60)	(74)
Proceeds from sales of property, plant and equipment	4	27
Proceeds from sales (purchases) of Sigma Fund investments, net	266	(248)
Proceeds from sales (purchases) of short-term investments, net	6	(23)
Net cash provided by (used for) investing activities from continuing operations	1,292	(85)
Financing
Repayment of short-term borrowings, net	—	(5)
Repayment of debt	(616)	(481)
Distribution of Motorola Mobility	(3,200)	—
Issuance of common stock	128	68
Distribution from discontinued operations	75	531
Net cash provided by (used for) financing activities from continuing operations	(3,613)	113
Discontinued Operations
Net cash provided by operating activities from discontinued operations	38	567
Net cash used for investing activities from discontinued operations	(8)	(88)
Net cash used for financing activities from discontinued operations	(75)	(531)

Effect of exchange rate changes on cash and cash equivalents from discontinued operations	45	52
Net cash provided by (used for) financing activities from discontinued operations	—	—

Effect of exchange rate changes on cash and cash equivalents from continuing operations	(17)	(166)
Net increase (decrease) in cash and cash equivalents	(2,005)	24
Cash and cash equivalents, beginning of period	4,208	2,869
Cash and cash equivalents, end of period	$2,203	$2,893

Financial Ratios:
Free cash flow*	$273	$88

*Free cash flow = Net cash provided by operating activities - Capital expenditures

Motorola Solutions, Inc. and Subsidiaries

Segment Information

(In millions)

Summarized below are the Company’s Net sales and Operating earnings by reportable segment for the three and six months ended July 2, 2011 and July 3, 2010.

Net Sales

	Three Months Ended

	July 2, 2011	July 3, 2010	% Change
Government	$1,308	$1,262	4%
Enterprise	747	674	11%
Company Total	$2,055	$1,936	6%

	Six Months Ended

	July 2, 2011	July 3, 2010	% Change
Government	$2,497	$2,394	4%
Enterprise	1,442	1,282	12%
Company Total	$3,939	$3,676	7%

Operating Earnings

	Three Months Ended

	July 2, 2011	July 3, 2010	% Change
Government	$111	$117	-5%
Enterprise	59	44	34%
Company Total	$170	$161	6%

	Six Months Ended

	July 2, 2011	July 3, 2010	% Change
Government	$215	$209	3%
Enterprise	125	72	74%
Company Total	$340	$281	21%

Motorola Solutions, Inc. and Subsidiaries

Non-GAAP Adjustments Bridge

(In millions, except per share amounts)

	Three Months Ended July 2, 2011			Three Months Ended July 3, 2010
	GAAP Results	Non-GAAP Adjustments and Discontinued Operations	Non-GAAP Results	GAAP Results	Non-GAAP Adjustments and Discontinued Operations	Non-GAAP Results
Net sales	$2,055	$—	$2,055	$1,936	$—	$1,936
Costs of sales	1,016	5	1,011	971	10	961
Gross margin	1,039	(5)	1,044	965	(10)	975

Selling, general and administrative expenses	492	25	467	471	21	450
Research and development expenditures	271	9	262	269	11	258
Other charges	56	56	—	14	14	—
Intangibles amortization	50	50	—	50	50	—
Operating earnings	170	(145)	315	161	(106)	267

Other income (expense):
Interest expense, net	(21)	—	(21)	(35)	—	(35)
Gain on sales of investments and businesses, net	1	—	1	33	31	2
Other	(77)	(81)	4	(30)	—	(30)
Total other income (expense)	(97)	(81)	(16)	(32)	31	(63)

Earnings from continuing operations before income taxes	73	(226)	299	129	(75)	204

Income tax expense	17	(84)	101	122	46	76
Earnings from continuing operations	56	(142)	198	7	(121)	128

Earnings from discontinued operations, net of tax	291	291	—	159	159	—
Net earnings	347	149	198	166	38	128

Less: Earnings (loss) attributable to noncontrolling interests	(2)	—	(2)	4	—	4
Net earnings attributable to Motorola Solutions, Inc.	$349	$149	$200	$162	$38	$124

Amounts attributable to Motorola Solutions, Inc. common shareholders
Earnings from continuing operations, net of tax	$58	$(142)	$200	$3	$(121)	$124
Earnings from discontinued operations, net of tax	291	291	—	159	159	—
Net earnings	$349	$149	$200	$162	$38	$124

Earnings per common share
Basic:
Continuing operations	$0.17	$(0.42)	$0.59	$0.01	$(0.36)	$0.37
Discontinued operations	0.85	0.85	—	0.48	0.48	—
	$1.02	$0.43	$0.59	$0.49	$0.12	$0.37
Diluted:
Continuing operations	$0.17	$(0.40)	$0.57	$0.01	$(0.36)	$0.37
Discontinued operations	0.83	0.83	—	0.47	0.47	—
	$1.00	$0.43	$0.57	$0.48	$0.11	$0.37
Weighted average common shares outstanding
Basic	341.2	341.2	341.2	332.7	332.7	332.7
Diluted	348.5	348.5	348.5	337.9	337.9	337.9

Percentage of Net Sales*
Net sales	100%		100%	100%		100%
Costs of sales	49.4%		49.2%	50.2%		49.6%
Gross margin	50.6%		50.8%	49.8%		50.4%

Selling, general and administrative expenses	23.9%		22.7%	24.3%		23.2%
Research and development expenditures	13.2%		12.7%	13.9%		13.3%
Other charges	2.7%		0.0%	0.7%		0.0%
Intangibles amortization	2.4%		0.0%	2.6%		0.0%
Operating earnings	8.3%		15.3%	8.3%		13.8%

Other income (expense):
Interest expense, net	-1.0%		-1.0%	-1.8%		-1.8%
Gain on sales of investments and businesses, net	0.0%		0.0%	1.7%		0.1%
Other	-3.7%		0.2%	-1.5%		-1.5%
Total other income (expense)	-4.7%		-0.8%	-1.7%		-3.3%
Earnings from continuing operations before income taxes	3.6%		14.5%	6.7%		10.5%
Income tax expense	0.8%		4.9%	6.3%		3.9%
Earnings from continuing operations	2.7%		9.6%	0.4%		6.6%

Earnings from discontinued operations, net of tax	14.2%		0.0%	8.2%		0.0%
Net earnings	16.9%		9.6%	8.6%		6.6%

Less: Earnings (loss) attributable to noncontrolling interests	-0.1%		-0.1%	0.2%		0.2%
Net earnings attributable to Motorola Solutions, Inc.	17.0%		9.7%	8.4%		6.4%

* Percentages may not add up due to rounding

Motorola Solutions, Inc. and Subsidiaries

Operating Earnings after Non-GAAP Adjustments

Q1 2011

		TOTAL	Government	Enterprise
Net sales		$1,884	$1,189	$695
Operating earnings		$170	$104	$66
Above-OE non-GAAP adjustments by P&L statement line:	Statement Line
Reorganization of business charges	Cost of sales	3	3	—
Stock-based compensation expense	Cost of sales	3	2	1
Stock-based compensation expense	SG&A and R&D	36	24	12
Reorganization of business charges	Other charges (income)	5	5	—
Intangibles amortization expense	Intangibles amortization	50	1	49
Less: Total above-OE non-GAAP adjustments		97	35	62
Operating earnings after non-GAAP adjustments		$267	$139	$128

Operating earnings as a percentage of net sales - GAAP		9.0%	8.7%	9.5%
Operating earnings as a percentage of net sales - after non-GAAP adjustments		14.2%	11.7%	18.4%

Q2 2011

		TOTAL	Government	Enterprise
Net sales		$2,055	$1,308	$747
Operating earnings		$170	$111	$59
Above-OE non-GAAP adjustments by P&L statement line:	Statement Line
Stock-based compensation expense	Cost of sales	5	3	2
Stock-based compensation expense	SG&A and R&D	34	23	11
Legal matters, net	Other charges	48	32	16
Reorganization of business charges	Other charges	17	10	7
Pension plan adjustments, net	Other charges	(9)	(6)	(3)
Intangibles amortization expense	Intangibles amortization	50	1	49
Less: Total above-OE non-GAAP adjustments		145	63	82
Operating earnings after non-GAAP adjustments		$315	$174	$141

Operating earnings as a percentage of net sales - GAAP		8.3%	8.5%	7.9%
Operating earnings as a percentage of net sales - after non-GAAP adjustments		15.3%	13.3%	18.9%

Motorola Solutions, Inc. and Subsidiaries

Non-GAAP Adjustments (Intangibles Amortization Expense, Stock-Based Compensation Expense and Highlighted Items)

Q1 2011

Highlighted Items	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact
Intangibles amortization expense	Intangibles amortization	$50	$18	$32	0.09
Stock-based compensation expense	Cost of sales, SG&A and R&D	39	11	28	0.08
Reorganization of business charges	Cost of sales and Other charges (income)	8	4	4	0.02
Reduction in deferred tax valuation allowance	Income tax benefit	—	244	(244)	(0.71)

Total continuing operations impact		$97	$277	$(180)	$(0.52)

Q2 2011

Highlighted Items	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact
Debt extinguishment loss	Other income (expense)	$81	$30	$51	0.14
Intangibles amortization expense	Intangibles amortization	50	18	32	0.09
Legal matters, net	Other charges	48	18	30	0.08
Stock-based compensation expense	Cost of sales, SG&A and R&D	39	12	27	0.08
Reorganization of business charges	Other charges	17	4	13	0.04
Pension plan adjustments, net	Other charges	(9)	2	(11)	(0.03)

Total continuing operations impact		$226	$84	$142	$0.40